UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2025

DMY SQUARED TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-41519	88-0748933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DMYYU	OTC Markets Group, Inc.
Class A common stock, par value $0.0001 per share	DMYY	OTC Markets Group, Inc.
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DMYYW	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to the Investment Management Trust Agreement

As approved by the shareholders of dMY Squared Technology Group, Inc., a Massachusetts corporation (the “Company”), at its special meeting of shareholders held on December 15, 2025 (the “Special Meeting”), the Company and Continental Stock Transfer & Trust Company (the “Trustee”) entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated as of October 4, 2022 (the “Trust Agreement”). The Trust Agreement Amendment amends the Trust Agreement to extend the date by which the Company must consummate a business combination (the “Initial Extension”) from December 29, 2025 to January 29, 2026 (the “Extended Date”), and to allow the Company, without another shareholder vote, by resolution of the Company’s board of directors (the “Board”), to elect to further extend the Extended Date up to five times for an additional one month each time (each, an “Additional Extension” and, together with the Initial Extension, the “Extension”), until up to June 29, 2026 (the “Additional Extended Date”).

The foregoing description of the Trust Agreement Amendment is qualified in its entirety by reference to the Trust Agreement Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this item to the extent required.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 15, 2025, the Company held the Special Meeting. At the Special Meeting, the Company’s shareholders approved (1) a proposal to amend the Company’s Amended and Restated Articles of Organization (the “Charter”) to extend the date by which the Company must consummate a business combination from December 29, 2025 to January 29, 2026 and to allow the Company, without another shareholder vote, by resolution of the Board, to elect to further extend the Extended Date up to five times for an additional one month each time, until up to June 29, 2026 (such proposal, the “Extension Amendment Proposal”); and (2) a proposal to amend the Trust Agreement to reflect the Extension (the “Trust Agreement Amendment Proposal”).

The Company’s shareholders voted on and approved each of the proposals brought to a vote at the Special Meeting. A detailed description of each proposal is included in the revised definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on November 25, 2025.

The final vote tabulation for the Extension Amendment Proposal is set forth below.

For	Against	Abstain	Broker Non-Vote
2,621,950	81,168	800	0

The final vote tabulation for the Trust Agreement Amendment Proposal is set forth below.

For	Against	Abstain	Broker Non-Vote
2,622,500	80,618	800	0

A total of 12,599 shares of the Company’s Class A common stock were presented for redemption in connection with the Special Meeting. As a result, there will be approximately $27 million remaining in the Trust Account following redemptions.

In addition, on December 15, 2025, the Company filed an amendment to the Charter with the Secretary of State of the State of Massachusetts and to effectuate the shareholder-approved amendment. A copy of the Charter amendment is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Articles of Organization of dMY Squared Technology Group, Inc.
10.1	Amendment to the Investment Management Trust Agreement, dated December 15, 2025, by and between dMY Squared Technology Group, Inc. and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMY SQUARED TECHNOLOGY GROUP, INC.

Date: December 15, 2025	By:	/s/ Harry L. You
	Name:	Harry L. You
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman

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